EXHIBIT 23.2


                   CONSENT OF OHRLINGS COOPERS & LYBRAND AB,
                             INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 1996, on our audits of the consolidated financial statements of Industri-Matematik International Corp. as of April 30, 1995, and 1996, and for each of the three years in the period ended April 30, 1996, appearing in the Registration Statement on Form S-1 (SEC file No. 333-5495) of Industri-Matematik International Corp. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                        /s/ Ohrlings Coopers & Lybrand AB
                                        ---------------------------------
                                        OHRLINGS COOPERS & LYBRAND AB

Stockholm, Sweden
April 17, 1997